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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ----------------------------

                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                         ----------------------------


                          FIRST OF AMERICA BANK, N.A.

              (Exact name of trustee as specified in its charter)


   A U.S. NATIONAL BANKING ASSOCIATION                        38-0861745

    (Jurisdiction of incorporation or                      (I.R.S. Employer
organization if not a U.S. national bank)                 Identification No.)

        108 EAST MICHIGAN AVENUE
           KALAMAZOO, MICHIGAN                                 49007

 (Address of principal executive offices)                   (Zip Code)


                          FIRST OF AMERICA BANK, N.A.
                                100 S. WORTH
                           BIRMINGHAM, MICHIGAN 48009
        ATTN: CORPORATE TRUST DEPARTMENT (SUSAN M. NEED) (248 ) 901-2200
           (Name, address and telephone number of agent for service)

                         ----------------------------
                                 BISSELL, INC.
              (Exact name of obligor as specified in its charter)


                MICHIGAN                               38-0352410

    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                 Identification No.)

           2345 WALKER, N.W.
         GRAND RAPIDS, MICHIGAN                          49544

(Address of principal executive offices)               (Zip Code)

                         ----------------------------

                               SUBORDINATED NOTES
                      (Title of the indenture securities)





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ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT:

               Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
               POWERS.

               Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the Trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.


          1. A copy of the Articles of Association of the Trustee as now in effect.

          2. A copy of the Certificates of Authority of the Trustee to commence business.

          3. A copy of the authorization of the Trustee to exercise corporate trust powers.

          4.   A copy of the existing By-Laws of the Trustee.

          5.   Not Applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, First of America Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham and State of Michigan, on the 20th day of January, 1998.

                                     FIRST OF AMERICA BANK, N.A.


                                     BY:   /s/ Susan M. Need
                                         -----------------------------
                                         SUSAN M. NEED
                                         TRUST OFFICER
                                         CORPORATE TRUST DEPARTMENT

                                                                EXHIBIT 1


                  RESTATED AND AMENDED ARTICLES OF ASSOCIATION
                 (Restated and Amended Effective June 30, 1997)


     The following Articles of Association of First of America Bank-Michigan, National Association, Grand Rapids, Michigan, are hereby amended and restated in their entirety as follows:

     FIRST. The Title of this Association shall be First of America Bank, National Association.

     SECOND. The Main Office of the Association shall be in the City of Kalamazoo, County of Kalamazoo, and State of Michigan. The general business of the Association shall be conducted at its main office and its branches.

     THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each Director, during the full term of his or her directorship, shall own either such shares of the capital stock of the Association or of any company which has control of the Association as required by applicable laws, regulations or rulings. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting.

     FOURTH. There shall be an annual meeting of the shareholders, the purpose of which shall be the election of Directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office or other convenient place as the Board of Directors may designate, on the day of each year specified therefore in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

     FIFTH. The authorized amount of capital stock of this Association shall be 48,024,785 shares of common stock of the par value of Five ($5.00) Dollars each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

     The Association, at any time and from time to time, by resolution duly adopted by its Board of Directors, may authorize and issue debt obligations of any kind whether or not Subordinated to other liabilities of the Association, without the approval of the shareholders.

     SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairperson of the Board, unless the Board appoints another director to be the Chairperson. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

     The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

     SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Kalamazoo without the approval of the shareholders upon notification to the Comptroller of the Currency, where relocation is to an already approved branch or with approval of the Comptroller of the Currency for any other relocation; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency.

     EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

     NINTH.   The Board of Directors of this Association, or any shareholder owning, in the aggregate, not less than Ten Percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his or her address as shown upon the books of this Association.

     TENTH. No director of the Association shall be personally liable to the Association or its shareholders for monetary damages for breach of the director's fiduciary duty; provided that this Article Ten shall not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the Association or its shareholders or for any act or omission for which the elimination or limitation of liability is not permitted by the National Bank Act or the rules and regulations promulgated by the Comptroller of the Currency or other applicable bank regulatory agency or is not permitted by the Business Corporation Act of the State of Michigan with respect to directors of business corporations organized under the laws of that State. No amendment, alteration, modification or repeal of this Article Ten shall have any effect on the liability of any director of the Association with respect to any act or omission of such director occurring prior to such amendment, alteration, modification or repeal.

     The Association may indemnify any person, his/her heirs, executors or administrators who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise, against expenses (including attorneys' fees), and (except as to an action or suit by or in the right of the Association) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the maximum extent now or hereafter permitted from time to time by the law of the State of Michigan applicable to Michigan business corporations, either at the time of the act or omission to be indemnified against or at the time of fully carrying out such indemnification, whichever is broader. Expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Association in advance of final disposition of any such matter subject to an undertaking by or on behalf of the director, officer, employee or agent, to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Association or by its indemnification insurance carrier; provided that there shall not be allowed hereunder indemnification against expenses, penalties or other payments incurred under an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties in requiring affirmative action by an individual or individuals in the form of payments to the Association.

     The Association may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against such liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, irrespective of whether or not the Association would have the power to indemnify against such liabilities under the law of the State of Michigan applicable to Michigan business corporations; provided that such insurance shall not include coverage for a formal order assessing civil money penalties against a director or employee of the Association.

     ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.


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
                                                                EXHIBIT 2


                         COMPTROLLER OF THE CURRENCY

                                    [LOGO]

TREASURY DEPARTMENT                                      OF THE UNITED STATES


                                WASHINGTON, D.C.


        WHEREAS, satisfactory evidence has been presented to the Comptroller of the Currency that First of America Bank-Michigan, National Association located in Grand Rapids State of Michigan has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association.
        NOW, THEREFORE,I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.



                      IN TESTIMONY WHEREOF, witness my signature and seal of office this 31st day of March 1995


                                Thomas M. Fitzgerald
                                Thomas M. Fitzgerald
                                Acting Deputy Comptroller of the Treasury

   Charter No. 191

                                                                     EXHIBIT 3


[COMPTROLLER OF THE CURRENCY LOGO]

-------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
-------------------------------------------------------------------------------

Washington, D.C., 20219

                        COMPTROLLER OF THE CURRENCY
                   TREASURY DEPARTMENT OF THE UNITED STATES
                               WASHINGTON, D.C.



        WHEREAS, First of America Bank, National Association, Kalamazoo, Michigan, located in Kalamazoo, Michigan, being a national banking association, organized under the statutes of the United States, has made application for authority to act as fiduciary;

        AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

        NOW THEREFORE, I hereby certify that the above-named association is authorized to act in all fiduciary capacities permitted by such statutes, effective June 30, 1997.

        IN TESTIMONY WHEREOF, witness my signature and seal of Office this 30th day of June, 1997.


David J. Rogers
David J. Rogers
National Bank Examiner
Central District


Charter No. 191

                                                                EXHIBIT 4


                                    BY-LAWS

                                       OF

                  FIRST OF AMERICA BANK, NATIONAL ASSOCIATION
                (AS AMENDED AND RESTATED THROUGH JULY 16, 1997)


                                   ARTICLE I

                            Meetings of Shareholders

     Section 1.1 Annual Meeting and Notice. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Association, 108 E. Michigan Avenue, Kalamazoo, Michigan, or such other place as the Board of Directors may designate on the third Wednesday of April of each year, at such time as is fixed by the Board of Directors. Notice of such meeting shall be mailed, postage prepaid, at least ten (10) days and no more than sixty (60) days prior to the date thereof, addressed to each shareholder at the address for such shareholder appearing on the stock transfer books of the Association. If, from any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day within sixty (60) days of the date fixed herein, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

     Section 1.2. Special Meetings and Notice. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Chief Executive Officer, Board of Directors or by any one or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of the Association. Written notice stating the purpose of every such special meeting, unless otherwise provided by law, shall be mailed, postage prepaid, not less than ten (10) days nor more than sixty (60) days prior to the date fixed for such meeting, to each shareholder at the address for such shareholder appearing on the stock transfer books of the Association.

     Section 1.3. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by management of the Association, shall be made in writing and shall be delivered or mailed to the Chief Executive Officer of the Association and to the Comptroller of the Currency not less than fourteen (14) nor more than fifty
(50) days prior to any meeting of shareholders called for the election of directors. Nominations not made in accordance herewith may be disregarded by the Chairperson of the meeting and, upon the Chairperson's instructions, the vote tellers may disregard all votes cast for each such nominee.

     Section 1.4. Record Date for Determination of Shareholders. Except as otherwise provided by statute, the Articles of Association or these By-Laws, the Board of Directors may fix, in advance, a date, not more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of shareholders, any dividend payment date or any date for allotment of rights, as a record date for the determination of shareholders entitled to notice of, and to vote at such meeting, or to receive such dividend or allotment as the case may be, and only those shareholders who are shareholders of record on such date shall be entitled to notice of or to vote at such meeting or to receive such dividend or allotment as the case may be. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose for which it is to be held.

     Section 1.5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

     Section 1.6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association or by these By-Laws.

     Section 1.7. Number of Votes. In deciding on questions at meetings of shareholders, except in the election of directors, each shareholder shall be entitled to one vote for each share of stock held.

     Section 1.8. Presiding Officers for Shareholders Meetings. The Chairperson, or another designated director shall preside at all regular and special meetings of shareholders, and the Secretary to the Board of Directors or the Cashier shall act as secretary of all such meetings.

     Section 1.9 Action by Unanimous Written Consent. Any action required to be taken at a meeting of the shareholders, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if, before the action, a consent in writing, setting forth the action to be taken, is signed by all of the shareholders entitled to vote with respect to the subject matter of the action, and the written consent is filed with the minutes of the proceedings of the shareholders. This consent has the same effect as a unanimous vote of shareholders, and may be stated as such in any document.

                                 ARTICLE II

                                  Directors

     Section 2.1. Board of Directors. The Board of Directors (hereinafter referred to as the "Board") shall have power to manage and administer the business and affairs of the

Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board.

     Section 2.2. Number, Term and Qualifications.

           (a) The Board shall consist of not less than five (5) nor more than twenty-five (25) persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board may not increase the number of directors to a number which; (i) exceeds by more than two (2) the number of directors last elected by shareholders where such number was fifteen (15) or less; and (ii) to a number which exceeds by more than four (4) the number of directors last elected by shareholders where such number was sixteen (16) or more, but in no event shall the number of directors exceed twenty-five (25). A director shall hold office until a successor is elected and qualified, or until the director resigns, or until the end of the month any director attains the age of sixty-five (65) years, at which time the qualification of the director to serve shall cease, and such directorship shall be deemed vacated. Thereafter, such person shall not be eligible for election or appointment to the Board.

           (b) In managing the business and affairs of the Bank, the Board of Directors oversees the Bank's practices and conditions to assure that it engages in safe and sound practices and that it remains in a safe and sound condition and that it operates in accordance with applicable laws and regulations all in order to maintain public confidence and protect the public interest and the interest of depositors, creditors and shareholders. Therefore, in addition to the foregoing age qualification, in order for any nominee to be eligible to be elected to or serve on the Board of Directors, the nominee must have a history of conducting his or her own personal and business affairs in a safe and sound manner, in a safe and sound condition, in accordance with applicable laws and regulations, and without substantial conflicts of interests. Prior to his or her first nomination and every third year thereafter, each potential director nominee shall complete under oath a director qualification, eligibility and disclosure questionnaire, as shall be approved by the Board of Directors (hereafter "Director Qualification, Eligibility and Disclosure Questionnaire"), which Director Qualification, Eligibility and Disclosure Questionnaire shall be reviewed by the Nominating and Compensation Committee of the Board of Directors of First of America Bank Corporation (the "Corporation") to determine whether each such nominee is eligible to serve pursuant to the foregoing criteria.
      For years between the years in which an incumbent director's nomination requires completion of the Director Qualification, Eligibility and Disclosure Questionnaire, the incumbent director shall certify in writing that there has been no change in the information furnished in the last completed Questionnaire that would materially adversely affect the director's qualifications or eligibility to serve. All determinations as to eligibility to serve made by the Nominating and Compensation Committee of the Corporation shall be binding and conclusive.

     Section 2.3. Organization Meeting. The Secretary of the Board or the Cashier, upon receiving the result of any election, shall notify the directors-elect of their election and of the time and place at which they are required to meet for the purpose of taking the oath, organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be appointed to be held on the day of the election, or as soon thereafter as practicable, and, in any event, within thirty (30) days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 2.4. Regular Meetings. The regular meetings of the Board shall be held monthly, without notice, on a date and at a time designated by the Board, at the Main Office, or any other convenient place authorized by the Board.
When any meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day, unless the Board shall designate some other day.

     Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer of the Association, or at the request of three (3) or more directors or one or more shareholders owning in the aggregate not less than ten percent (10%) of the stock of the Association. Each person or persons authorized to call special meetings of the Board may fix the time and place for holding any special meeting of the Board so called. Except as otherwise provided by law or the Articles of Association, each member of the Board of Directors shall be given notice as hereafter provided.

     Section 2.6. Notice. Notice of any special Board meeting shall be given at least two (2) days prior thereto stating the date, time and place of the meeting. Notice of the special meeting may be given by telephone, telex, telegram, letter, or in person, to the last known business address or residence of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If telephoned, such notice shall be deemed delivered if a message stating the substance of the notice is communicated directly to the director, or left with his or her business office or residence. If notice be given by telex or telegram, such notice shall be deemed to be delivered when the telex or telegram is sent or delivered to the telegraph company, as the case may be.
Any director may waive notice, in writing, of any meeting, either before or after said meeting if the director had actual notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. When time is of the essence, a majority of the members of the Board attending a conference telephone special meeting may waive the two (2) day prior notice requirement.

     Section 2.7. Meetings by Conference Telephone. Members of the Board may participate in any meeting by means of conference telephone or similar communications equipment, so long as all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at the meeting and any action that may be taken by the Board at a special meeting may be taken by a conference call meeting. Minutes of all telephone meetings shall be kept and presented at the next regular meeting of the Board of Directors.

     Section 2.8. Action Without A Meeting. Any action that may be taken by the Board or a Committee thereof at a meeting may be taken without a meeting, without prior notice and without a vote if, before or after the action, all members of the Board or Committee consent thereto in writing.

     Section 2.9. Quorum. A majority of the members of the Board then in office shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. The vote of a majority of the members present at a meeting at which a quorum is present shall constitute the action of the Board unless otherwise provided by law or by the Articles of Association.

     Section 2.10. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

     Section 2.11. Removal of Directors. Except as otherwise provided by law, a director or the entire board may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

     Section 2.12. Fees. Each member of the Board, excepting officers and employees of the Association or its affiliates receiving salaries, shall receive an annual retainer, if any, a fee for each Board meeting attended and a fee for each meeting attended of a Committee of the Board of which the director is a member with the amounts of such fees to be fixed from time to time by the Board.

                                  ARTICLE III

                            Committees of the Board

     Section 3.1. Audit Committee. There shall be an Audit Committee composed of not less than three directors, who are not employees of the Association and who are, in the opinion of the Board of Directors, free from any relationships that would interfere with the exercise of independent judgment as a member of the Audit Committee, appointed by the Board annually, or more often, whose duties shall be to make or cause to be made suitable audit examinations of the Association and any department thereof and to report the results of such examinations to the Board. Such reports and all regulatory examinations shall be reviewed to ascertain that effective accounting and internal controls and procedures are being maintained.


     Section 3.2. PUBLIC POLICY COMMITTEE. There shall be a Public Policy Committee composed of the number of directors as the Board of Directors shall determine from time to time, appointed by the Board annually, or more after, whose duties shall be oversee the policies and programs of the Association which reflect on the Association's involvement and image in the communities served, including, but not limited to, Community Reinvestment Act and Fair Lending compliance.

     Section 3.3. Other Committees. The Board of Directors may appoint other committees, composed of such number of directors and endowed with such powers and charged with such duties as the Board by resolution may prescribe; including, but not limited to, committees which have specific responsibilities with respect to any regional division of this Association which the Board of Directors by resolution may designate.

     Section 3.4. Notice, Conference Telephone Meetings and Minutes. Notice of committee meetings and participation in committee meetings by means of conference telephone or similar equipment shall be as provided herein for meetings of the Board of Directors, except the Audit Committee shall not hold meetings by means of conference telephone or similar equipment. Each committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors, and any action taken by the Board with respect thereto shall be entered into the minutes of the Board.

     Section 3.5. Quorum. Except as otherwise expressly provided by law or these By-Laws, a majority of the members then in office of a Committee shall constitute a quorum, and the vote of a majority of the members present at a meeting of any Committee at which a quorum is present shall constitute the action of the Committee. A majority of the members of a Committee present may appoint one or more members of the Board to act at the meeting in the place of any absent member or members of the committee and such appointed member or members shall be counted in determining whether a quorum is present.

                                   ARTICLE IV

                             Officers and Employees

     Section 4.1. Chairperson of the Board. The Board may appoint one of its members to be Chairperson of the Board to serve at the pleasure of the Board. The Chairperson of the Board shall preside at meetings of the Board of Directors and shareholders and, if so designated in the resolution of appointment, the Chairperson of the Board shall serve as the Chief Executive Officer of the Association and shall supervise the carrying out of the policies adopted or approved by the Board, and shall have general executive powers as well as the specific powers and duties as from time to time may be conferred upon, or assigned to him or her by the Board.

     Section 4.2. President. The Board shall appoint one of its members, who may be the same person as the Chairperson, to be President of the Association to serve at the pleasure of the Board. In the absence of the Chairperson, or if the Board shall not have appointed a Chairperson, the President shall preside at any meeting of the Board or shareholders. The President shall have general executive powers and, unless a Chairperson of the Board has been designated by resolution of the Board as Chief Executive Officer or in the absence of a

Chairperson so designated, the President shall serve as Chief Executive Officer of the Association. The President shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these By-Laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him or her by the Board.

     Section 4.3. Vice Presidents. The Board may appoint one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each vice president shall have such powers and duties as may be assigned to him or her by the Board or the Chief Executive Officer. One vice president shall be designated by the Board as the acting Chief Executive Officer, in the absence of the Chief Executive Officer and the President, to perform all the duties of the Chief Executive Officer.

     Section 4.4. Cashier and Secretary. The Board shall appoint a Cashier and a Secretary or other designated officer who shall be secretary of the Board and of the Association, who may or may not be the Cashier, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these By-Laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association;
shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these By-Laws; shall also perform such other duties as may be assigned, from time to time, by the Board and the Chief Executive Officer.

     Section 4.5. Other Officers. The Board may appoint one or more Assistant Vice Presidents, one or more trust officers, one or more assistant trust officers, one or more Assistant Cashiers and assistant Secretaries, one or more Managers or Assistant Managers and such other officers and attorneys in fact as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board, or by the Chief Executive Officer of the Association.

     Section 4.6. Tenure of Office. The Chief Executive Officer and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed. The Chief Executive Officer, or any other officer of the Bank authorized by the Chief Executive Officer, may appoint and dismiss all or any officers, employees and agents at will, and prescribe their duties and the conditions of their employment, and from time to time fix their compensation subject to any other authorization or direction by the Board. Any vacancy occurring in the Offices of the Chief Executive Officer, President or Cashier shall be filled promptly by the Board of Directors.

     Section 4.7 Trust Officer. There shall be a Trust Officer or other Officer of the Association designated by the Board whose duty it shall be to manage, supervise and direct all of the activities of the Trust Department. He or she shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Department in accordance with provisions of law and regulations. He or she shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. Such Officers shall be responsible for all assets and documents held by the Association in connection with fiduciary matters.

                                   ARTICLE V

                          Stock and Stock Certificates

     Section 5.1. Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to the shares owned, succeed to all rights and liabilities of the prior holder of such shares.

     Section 5.2. Stock Certificates. Certificates of stock shall bear the signature of the Chairperson or the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, assistant Secretary, Cashier, assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association and upon surrender of the current certificate properly endorsed.

                                   ARTICLE VI

                                 Corporate Seal

     Any officer shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:










                                  ARTICLE VII

                            Miscellaneous Provisions

     Section 7.1. Fiscal Year. The fiscal year of the Association shall be the calendar year.

     Section 7.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the Chairperson of the Board, or the President, or any Vice-President, or the Secretary, or the Cashier, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer.
Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 7.2 are supplementary to any other provisions of these By-Laws.

     Section 7.3. Records. The Articles of Association, the By-Laws and the proceedings of all meetings of the shareholders, the Board, and standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other person appointed to act as secretary of the meeting.

     Section 7.4 Regional Divisions. For the efficient management of the business and activities of the Association, the Board of Directors of the Association may designate and establish one or more regional divisions of the Association for the purposes and functions set forth by the Board. The Board of Directors of the Association may designate or authorize the Chief Executive Officer to designate a person to be president of any regional division of the Association, an advisory board of directors for any regional division of the Association and its members, and such other officers of any such regional division, provided that the appointment or election of any person as president or other officer of a regional division of the Association shall not constitute the appointment or election of that person as an officer of the Association, nor shall such appointment or election give any person any right to remain in the employ of the Association or any subsidiary thereof. A person designated as an officer of a regional division shall have such authority, responsibilities and duties as are assigned by the Board of Directors, the Chief Executive Officer of the Association or the president of such regional division. The president of any regional division shall report to the Chief Executive Officer of the Association or his or her designee. The Board of Directors of the Association may at any time dissolve or discontinue any regional division and amend and rescind any assignments or designations made with respect to any regional division. On dissolution or discontinuance of a regional division, all assignments or designations shall terminate and the Association shall function thereafter as if the regional division has never been established.

                                  ARTICLE VIII

                    Emergency Operations by Surviving Staff

     Section 8.1. Emergencies. In the event of a major disaster as herein defined, then, and to the end of that, operations of the Association may be continued, the business and affairs of the Association may be conducted under the special powers of this Section 8.1, Article VIII. A major disaster means an emergency condition which makes it impractical to conduct the business and affairs of the Association in the normal way, either because of the sudden death, disablement or immobilization of many of its Directors or principal officers, or because some or all of its normal places of business become unusable or inaccessible; it includes emergencies caused by war or acts of war, civil defense regulations, riot or civil commotion, tornado, fire, flood, pestilence or other act of God, or any other similar cause.

      Section 8.2. Officers Pro Tempore.

           (a) The Board shall have the power in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any director, for the time being.

           (b) In the event of a major disaster which prevents the conduct and management of the affairs and business of the Association by its directors and any of its officers as contemplated by these By-Laws, any three or more available directors shall constitute a quorum for the full conduct and management of the affairs and business of the Association in accordance with the provisions of these By-Laws. This Article VIII shall be subject to implementation by resolutions of the Board passed from time to time for that purpose, and any provisions of these By-Laws (other than this section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by the directors acting under this section that it shall be to the advantage of the Bank to resume the conduct and management of its affairs and business under all of the other provisions of these By-Laws.

      Section 8.3. Management Succession. In the event of a major disaster, if the Chief Executive Officer of this Association cannot be located or is unable to assume or to continue normal executive duties, then the authority and duties of the Chief Executive Officer shall be assumed by the President or, if the President is the Chief Executive Officer or also is not available, by the Vice President designated to assume the duties of Chief Executive Officer, in the absence of the Chief Executive Officer and the President, and if the designated Vice President also is not available, then by an individual appointed by oral or written direction, given in person or by telephone, or telegram, or other writing, by any three or more available directors.

      The person, who in accordance with this resolution, assumes the authority and duties of the Chief Executive Officer of the Association shall continue to serve until the duly designated Chief Executive Officer shall become available to perform the duties of the Chief Executive Officer of the Association.

     If as a consequence of war or war-like damage or disaster, the Cashier of the Association cannot be located by the then acting Chief Executive Officer, or is unable to assume or to continue normal duties, then the authority and duties of the Cashier shall be assumed by an individual selected by the Board of Directors or three or more available directors acting under Section 8.2.

     The person, who in accordance with this resolution, assumes the authority and duties of the Cashier, shall continue to serve until the elected Cashier of the Association shall become available to perform the duties of this office.

     Section 8.4. Provision for Acting Main Office. If, by reason of any major disaster, the Main Office of the Association is unable to continue its function, then such other office of the Association as the Directors of the Association may from time to time specify by resolution shall become the "Acting Main Office" of the Association and the functions ordinarily carried on at the Main Office shall be transferred to such Acting Main Office. If any other authorized place of business of the Association is unable to function during any major disaster, the business ordinarily conducted at such location shall be temporarily relocated in such other place as may be designated by the Board of Directors or by three or more available directors.

                                   ARTICLE IX

                                    By-Laws

     Section 9.1. Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

     Section 9.2. Amendments. The By-Laws may be amended, altered or repealed, at any regular or special meeting of the Board, by vote of a majority of the whole number of Directors or by vote of a majority of the shares entitled to vote at any regular or special meeting of shareholders.

                                   ARTICLE X

                                Indemnification

     Section 10.1. Indemnification of Directors, Officers and Employees. The Association may indemnify any director, officer, employee or agent of the Association to the extent permitted by law and the Association's Articles of Association.

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(B) OF THE ACT





Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of an indenture between Bissell, Inc. and First of America Bank, N.A., the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                     FIRST OF AMERICA BANK, N.A.



                                     By: /s/ Susan M. Need
                                        ------------------------------
                                          Susan M. Need
                                          Trust Officer
Dated:  January 20, 1998                  Corporate Trust Department

                                   EXHIBIT 7



     A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                             Call Date:   9/30/97  ST-BK:  26-2240  PFIDC 022
                                                                    Page RC-1

Legal Title of Bank:  FIRST OF AMERICA BANK, N.A.
Address:              108 EAST MICHIGAN AVE
City, State  Zip:     KALAMAZOO, MI  49007
FDIC Certificate No.: /9/3/9/2/9/

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                       C300
                                                                                                       ----------------------------
                                                                          DOLLAR AMOUNTS IN THOUSANDS  RCON  Bil Mil   thou
------------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                                 //////////////////////
  1.  Cash and balances due from depository institutions (from Schedule RC-A):                         //////////////////////
      a.  Noninterest-bearing balances and currency and coin(1)......................................  0081           669,220  1.a.
      b.  Interest-bearing balances(2)...............................................................  0071                 0  1.b.
  2.  Securities:                                                                                      /////////////////////
      a.  Held-to-maturity securities (from Schedule RC-B, column A).................................  1754                 0  2.a.
      b.  Available-for-sale securities (from Schedule RC-B, column D)...............................  1772        3,895, 622  2.b.
  3.  Federal funds sold and securities purchased under agreements to resell.........................  1350           474,612  3.
  4.  Loans and lease financing receivables:                                                           //////////////////////
      a.  Loans and leases, net of unearned income (from Schedule RC-C)  RCON 2122      9,270,015      //////////////////////  4.a.
      b.  LESS:  Allowance for loan and lease losses..................   RCON 3123        162,918      //////////////////////  4.b.
      c.  LESS:  Allocated transfer risk reserve .....................   RCON 3128              0      //////////////////////  4.c.
      d.  Loans and leases, net of unearned income,                                                    //////////////////////
          allowance, and reserve (item 4.a, minus 4.b and 4.c).......................................  2125         9,107,097  4.d.
  5.  Trading assets (from Schedule RC-D)............................................................  3545                 0  5.
  6.  Premises and fixed assets (including capitalized leases).......................................  2145           173,696  6.
  7.  Other real estate owned (from Schedule RC-M)...................................................  2150             9,081  7.
  8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-N).......  2130            22,078  8.
  9.  Customers' liability to this bank on acceptances outstanding...................................  2155               958  9.
 10.  Intangible assets (from Schedule RC-M).........................................................  2143            63,554 10.
 11.  Other assets (from Schedule RC-J)..............................................................  2150           424,844 11.
 12.  Total assets (sum of items 1 through 11).......................................................  2179        14,840,802 12.
                                                                                                       ----------------------

-----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  FIRST OF AMERICA BANK, N.A.             Call Date:  9/30/97  ST-BK:  26-2340  FFIEC 032
Address:              100 EAST MICHIGAN AVE                                                         Page RC-2
City, State   Zip:    KALAMAZOO, MI  49007
FDIC Certificate No.: 03029

Schedule RC -- Continued
                                                                                                      ------------------
                                                                        Dollar Amounts in Thousands   RCON  Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                          /////////////////
13.  Deposits:                                                                                       /////////////////
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E).................. 2200   11,023,967     11.a.
         (1)  Noninterest-bearing (1)......................................... RCON 6631   1,956,484 /////////////////     13.a.(1)
         (2)  Interest-bearing................................................ RCON 6636   9,067,483 /////////////////     13.a.(2)
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs.............................. /////////////////
         (1)  Noninterest-bearing................................................................... /////////////////
         (2)  Interest-bearing...................................................................... /////////////////
14.  Federal funds purchased and securities sold under agreements to repurchase..................... 2800      628,614     14.
15.  a.  Demand notes issued to the U.S. Treasury................................................... 2840            0     15.a.
     b.  Trading liabilities (from Schedule RC-D)................................................... 3548            0     15.b.
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): /////////////////
     a.  With a remaining maturity of one year or less.............................................. 2332    1,216,554     16.a.
     b.  With a remaining maturity of more than one year through three years........................ A547      625,849     16.b.
     c.  With a remaining maturity of more than three years......................................... A548           78     16.c.
17.  Not applicable                                                                                  /////////////////
18.  Bank's liability on acceptances executed and outstanding....................................... 2920          958     18.
19.  Subordinated notes and debentures (2).......................................................... 3200            0     19.
20.  Other liabilities (from Schedule RC-G)......................................................... 2930      118,306     20.
21.  Total liabilities (sum of items 13 through 20)................................................. 2948   13,614,326     21.
22.  Not applicable                                                                                  /////////////////
EQUITY CAPITAL                                                                                       /////////////////
23.  Perpetual preferred stock and related surplus.................................................. 3838            0     23.
24.  Common stock................................................................................... 3230      198,617     24.
25.  Surplus (exclude all surplus related to preferred stock)....................................... 3839      461,805     25.
26.  a.  Undivided profits and capital reserves..................................................... 3632      543,529     26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities..................... 3434       22,525     26.b.
27.  Cumulative foreign currency translation adjustments............................................ /////////////////
28.  Total equity capital (sum of items 23 through 27).............................................. 3210    1,226,476     28.
29.  Total liabilities and equity capital (sum of items 21 and 28).................................. 3300   14,840,802     29.

Memorandum
To be reported only with the March Report of Condition.
1 - Indicate in the box at the right the number of the
    statement below that best describes the most
    comprehensive level of auditing work performed              Number
    for the bank by independent external auditors        -----------------
    as of any date during 1996........................  | RCON 6724 | N/A | M.I.
                                                        ------------------

1 - Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 - Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 - Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 - Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 - Review of the bank's financial statements by external auditors

6 - Compilation of the bank's financial statements by external auditors

7 - Other audit procedures (excluding tax preparation work)

8 - No external audit work

--------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.